INDEX TO EXHIBITS

    Exhibit Number                Description                       Page

	4(b)          Subscription Agreement, dated as of            17
		      October 13, 1994, by and between Mentor
		      Corporation and Optical Radiation
		      Corporation

	4(c)          Registration Agreement, dated as of            21
		      October 13, 1994, by and between Mentor
		      Corporation and Optical Radiation
		      Corporation

	5, 23.1 Opinion and Consent of Graham & James: re legality of issuance of Common Stock*

	23.2          Consent of Independent Auditors                16

	24            Power of Attorney                              13

_________________________
*To be filed by Amendment

							      Ernst & Young LLP
Los Angeles, California
April 19, 1995


			 CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (form S-3) for the registration of 110,675 shares of its common stock and to the incorporation by reference therein of our report dated May 6, 1994, with respect to the consolidated financial statements and schedules of Mentor Corporation included by reference in its Annual Report (form 10-K) for the year ended March 31, 1994, filed with the Securities and Exchange Commission.

							      ERNST & YOUNG LLP



				 Exhibit 23.2